UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2381 Morse Avenue, Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, the board of directors of Microsemi Corporation (“Microsemi”) appointed John W. Hohener, Microsemi’s Vice President of Finance, Treasurer and Chief Accounting Officer, to serve as Chief Financial Officer effective April 1, 2008, following the previously-announced retirement of David R. Sonksen from that position.

Mr. Hohener, 52, has been Microsemi’s Vice President of Finance, Treasurer and Chief Accounting Officer since February 2007, and Vice President of Finance since January 2006.  Prior to joining Microsemi, Mr. Hohener was Executive Vice President and Chief Financial Officer of Biolase Technology, Inc. from November 2004 to January 2006; Chief Financial Officer of Netlist, Inc. from January to November of 2004; and Senior Vice President and Chief Financial Officer of TRC Companies, Inc. from April 2002 to January of 2004.  Earlier in his career Hohener was Corporate Controller for Silicon Systems, Inc. from 1980 to 1988, and was a founder, Vice President and Chief Financial Officer of Smartflex Systems, Inc. from 1988 through 2000.  Mr. Hohener is a graduate in Business Administration from the University of California, Berkeley and holds an MBA from Pepperdine University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ David R. Sonksen
Date: November 19, 2007		David R. Sonksen
Executive Vice President and Chief Financial Officer